FH Partners LLC

P.O. Box 8216 — Waco, Texas 76714-8216
Phone: 800 247-4274
Fax: (254) 761-2954

March 15, 2010

Mr. Bob Van Patten, Chief Executive Officer
YTB International, Inc.
1901 East Edwardsville Road
Wood River, Illinois 62095-2268

RE: Universal Note executed by YTB International, Inc. (**"Borrower"**) and payable to Meridian Bank dated July 26, 2006 (the **"July 26, 2006 Note"**) in the principal sum of $2,500,000.00, as renewed by that Universal Note dated July 26, 2008, in the original principal amount of $1,995,989.73, executed by Borrower payable to the order of Meridian Bank, which note renewed and extended the July 26, 2006 Note (the **"July 26, 2008 Note"**), as further amended by that Loan Modification, Renewal, and Extension Agreement ("Agreement") dated July 26, 2009, between and among Borrower and FH Partners LLC (**"Lender"**).

Dear Mr. Van Patten:

Pursuant to the terms of the above referenced Agreement, Borrower was obligated to make a principal payment of $200,000 on or before December 31, 2009. Borrower did not make the $200,000.00 payment on or before December 31, 2009. By letter dated January 11, 2010, Borrower obtained an extension until January 31, 2010, for payment of the $200,000.00 principal payment. Borrower has requested an extension for payment of the $200,000.00 principal payment until April 29, 2010.

Lender hereby agrees to grant the requested extension (the "Extension") for the payment of the $200,000.00 payment that was originally due on December 31, 2009. The principal payment of $200,000, originally due on or before December 31, 2009, shall be made by Borrower to Lender on or before April 29, 2010.

As consideration for the Extension, Borrower shall assign and deliver to Lender that certain promissory note dated November 24, 2008, in the original principal amount of $500,000.00, executed by WR Landing, LLC as maker payable to the order to YTB International, Inc. (the **"WR Note"**) and all documents securing and relating to the WR Note to secure the indebtedness evidenced by the July 26, 2006 Note, the July 26, 2008 Note and the Agreement (the **"Indebtedness"**) and all obligations of Borrower to Lender under any mortgages, security agreements and other agreements securing, evidencing or related to the Indebtedness. Borrower shall execute and deliver to Lender an assignment of mortgage, endorsement to the WR Note, security agreement granting a security interest in the WR Note, a notice to WR Landing, LLC related to the assignment of the WR Note, an

assignment of the use restriction agreement and access agreement between Borrower and WR Landing, LLC related to the property securing the WR Note and such other agreements, documents and instruments as are necessary to grant and perfect a security interest in the WR Note and the documents securing and relating to the WR Note as requested by Lender.

Should Borrower pay to Lender the amount of $200,000.00 on or before the close of business on April 29, 2010, Lender will return to Borrower the WR Note and assign to Borrower the rights conveyed by Borrower to Lender under the documents executed by Borrower in connection with the grant of the security interest in the WR Note and collateral for the WR Note. The $200,000.00 payment will be credited to the Indebtedness or other obligations of Borrower to Lender. The payment of $200,000.00 on or before April 29, 2010 shall not entitle Borrower to the release of any other collateral for the Indebtedness or any other obligations of Borrower to Lender.

On or after April 30, 2010, the maturity date of the July 26, 2008 Note as modified by the Agreement, Lender will only return the WR Note and assign to Borrower the rights conveyed by Borrower to FH PARTNERS under the agreements executed in connection with the grant of the security interest in the WR Note upon payment of the full outstanding balance of the Indebtedness and the payment, performance and satisfaction of all other obligations of Borrower to Lender under or related to any document or instrument evidencing, securing or related to the Indebtedness or this extension letter. After April 30, 2010, Lender shall be entitled to pursue all of its rights and remedies under or related to all security agreements, mortgages and other documents or instruments executed in connection with or securing the Indebtedness and this extension letter (the "**Security Documents**"), except as otherwise expressly provided herein as to the WR Note and related collateral in the event that the $200,000.00 payment is made on or before April 29, 2010.

It is further agreed that Borrower shall pay an Extension Fee of $10,000.00 in consideration for the Extension. The Extension Fee shall be due and payable immediately upon Borrower's execution of this Extension Agreement. The Extension is contingent upon the payment of the Extension Fee.

This Extension is intended to affect only the due date of the $200,000.00 principal payment due originally on December 31, 2009 and as extended to January 31, 2010, and shall not waive any default, either past, present or future, under the terms of Indebtedness or the Security Documents.

As amended hereby, the provisions of the Indebtedness and the Security Documents shall continue in full force and effect, and the Borrower acknowledges and reaffirms Borrower's liability to Lender under the Indebtedness and the Security Documents. Nothing in this letter shall be understood or construed to be a satisfaction or release in whole or in part of the Indebtedness or any Security Documents. Except as otherwise specifically provided in this letter, the Indebtedness and the Security Documents remain unchanged, and the Borrower and Lender will be bound by, and comply with, all of the terms and provisions thereof, as amended by this letter. Any default by Borrower in the performance of its obligations herein contained shall constitute a default under the Indebtedness and the Security Documents and

shall allow Lender to exercise all of its remedies set forth in July 26, 2006 Note, the July 26, 2008 Note, the Agreement, this extension letter and the Security Documents.

Borrower agrees that as of March 15, 2010, there is presently due and owing to Lender principal in the amount of $1,585,838.89, together with accrued interest thereon in the amount of $3,823.39, unpaid late charges and fees of $10,819.61, legal fees to be reimbursed to Lender in the amount of $1,200.00 and other costs and expenses of Lender, with interest accruing thereon at a daily rate of $347.58.

Borrower does hereby acknowledge that as of this date, it has no defenses, counterclaims, setoffs or other defenses to the payment of amounts due under the Agreement.

Borrower does hereby release and hold harmless Lender, its officers, employees and agents from any claim, action, suit, demand, cost, expense or liability of any kind, whether known or unknown, relating in any way to the Agreement.

Very Truly Yours,

Lonnie Abrahams
Senior Vice President

Agreed and accepted this 22 day of ~~March~~ April, 2010.

YTB International, Inc.

By: ______________________

Printed Name: Robert Van Potten

Title: President

CC: Bryan Marsh, President
First National Bank of Carlyle

OFFICIAL SEAL
SANDRA J RIPPINS
NOTARY PUBLIC - STATE OF ILLINOIS
MY COMMISSION EXPIRES:03/07/13

april 22, 2010